HOTCHKIS & WILEY FUNDS
AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 17th day of November, 2015, to the Transfer Agent Servicing Agreement, dated as of October 19, 2001, as amended, (the "Transfer Agent Agreement"), is entered into by and between HOTCHKIS & WILEY FUNDS, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Transfer Agent Agreement; and

WHEREAS, the parties desire to amend the Transfer Agent Agreement to add the Hotchkis & Wiley International Value Fund; and

WHEREAS, Section 6 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to the following:

Amended Exhibit A of the Transfer Agent Agreement is superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HOTCHKIS & WILEY FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Anna Marie Lopez	By: /s/ Ian Martin

Printed Name: Anna Marie Lopez	Printed Name: Ian Martin

Title: President	Title: Executive Vice President

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Amended Exhibit A to the Transfer Agent Servicing Agreement – Hotchkis & Wiley Funds

Fund Names

Separate Series of HOTCHKIS & WILEY Funds

Name of Series	Date Added
Hotchkis & Wiley Value Opportunities Fund	12-31-2002
Hotchkis & Wiley Diversified Value Fund	08-24-2004
Hotchkis & Wiley Large Cap Value Fund	10-19-2001
Hotchkis & Wiley Mid-Cap Value Fund	10-19-2001
Hotchkis & Wiley Small Cap Value Fund	10-19-2001
Hotchkis & Wiley High Yield Fund	03-31-2009
Hotchkis & Wiley Capital Income Fund	12-31-2010
Hotchkis & Wiley Global Value Fund	12-31-2012
Hotchkis & Wiley Small Cap Diversified Value Fund	6 30-2014
Hotchkis & Wiley International Value Fund	12-31-2015

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